Filed Pursuant to Rule 433

Registration Statement No. 333-265869

Final Term Sheet for the 2024 Notes

The Export-Import Bank of Korea

Final Term Sheet for US$1,000,000,000 4.000% Notes due 2024 (the “2024 Notes”)

September 6, 2022

Issuer	The Export-Import Bank of Korea

Issue Currency	U.S. Dollar (US$)

Issue Size	US$1,000,000,000

Maturity Date	September 15, 2024

Settlement Date	On or about September 15, 2022, which will be the seventh business day following the date of this final term sheet. If you wish to trade the 2024 Notes on any day prior to the second business day before the settlement date, because the 2024 Notes will initially settle in T+7, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest Rate	4.000% per annum

Day Count	30/360

Interest Payment Dates	March 15 and September 15 of each year, commencing on March 15, 2023 and with interest accruing from September 15, 2022. If any Interest Payment Date or the Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such Interest Payment Date or the Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

Public Offering Price	99.888%

Gross Proceeds	US$998,880,000

Underwriting Discounts	0.300%

Net Proceeds (after deducting underwriting discounts but not estimated expenses)	US$995,880,000

Denominations	US$200k/1k

CUSIP	302154 DP1

ISIN	US302154DP10

Format	The 2024 Notes will be registered with the U.S. Securities and Exchange Commission.

Listing	Applications will be made to the Singapore Exchange Securities Trading Limited for the listing and quotation of the 2024 Notes.

Governing Law	New York

Joint Bookrunners	BofA Securities, Inc., Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Nomura Singapore Limited, Shinhan Investment Corp., Société Générale, Standard Chartered Bank.

Co-manager	KEXIM Bank (UK) Limited

Fiscal Agent	The Bank of New York Mellon

This Final Term Sheet should be read in conjunction with the prospectus dated July 27, 2022, as supplemented by the preliminary prospectus supplement dated September 6, 2022 (the “Preliminary Prospectus”), relating to the 2024 Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents free of charge by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov or from BofA Securities, Inc. by calling +1-800-294-1322.

The most recent prospectus can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/0000873463/000119312522238307/d362129d424b5.htm

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”)—the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2024 Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Final Term Sheet for the 2027 Notes

The Export-Import Bank of Korea

Final Term Sheet for US$1,000,000,000 4.250% Notes due 2027 (the “2027 Notes”)

September 6, 2022

Issuer	The Export-Import Bank of Korea

Issue Currency	U.S. Dollar (US$)

Issue Size	US$1,000,000,000

Maturity Date	September 15, 2027

Settlement Date	On or about September 15, 2022, which will be the seventh business day following the date of this final term sheet. If you wish to trade the 2027 Notes on any day prior to the second business day before the settlement date, because the 2027 Notes will initially settle in T+7, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest Rate	4.250% per annum

Day Count	30/360

Interest Payment Dates	March 15 and September 15 of each year, commencing on March 15, 2023 and with interest accruing from September 15, 2022. If any Interest Payment Date or the Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such Interest Payment Date or the Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

Public Offering Price	99.564%

Gross Proceeds	US$995,640,000

Underwriting Discounts	0.300%

Net Proceeds (after deducting underwriting discounts but not estimated expenses)	US$992,640,000

Denominations	US$200k/1k

CUSIP	302154 DR7

ISIN	US302154DR75

Format	The 2027 Notes will be registered with the U.S. Securities and Exchange Commission.

Listing	Applications will be made to the Singapore Exchange Securities Trading Limited for the listing and quotation of the 2027 Notes.

Governing Law	New York

Joint Bookrunners	BofA Securities, Inc., Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Nomura Singapore Limited, Shinhan Investment Corp., Société Générale, Standard Chartered Bank.

Co-manager	KEXIM Bank (UK) Limited

Fiscal Agent	The Bank of New York Mellon

This Final Term Sheet should be read in conjunction with the prospectus dated July 27, 2022, as supplemented by the preliminary prospectus supplement dated September 6, 2022 (the “Preliminary Prospectus”), relating to the 2027 Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents free of charge by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov or from BofA Securities, Inc. by calling +1-800-294-1322.

The most recent prospectus can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/0000873463/000119312522238307/d362129d424b5.htm

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”)—the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2027 Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Final Term Sheet for the 2032 Notes

The Export-Import Bank of Korea

Final Term Sheet for US$500,000,000 4.500% Notes due 2032 (the “2032 Notes”)

September 6, 2022

Issuer	The Export-Import Bank of Korea

Issue Currency	U.S. Dollar (US$)

Issue Size	US$500,000,000

Maturity Date	September 15, 2032

Settlement Date	On or about September 15, 2022, which will be the seventh business day following the date of this final term sheet. If you wish to trade the 2032 Notes on any day prior to the second business day before the settlement date, because the 2032 Notes will initially settle in T+7, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement.

Interest Rate	4.500% per annum

Day Count	30/360

Interest Payment Dates	March 15 and September 15 of each year, commencing on March 15, 2023 and with interest accruing from September 15, 2022. If any Interest Payment Date or the Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such Interest Payment Date or the Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

Public Offering Price	99.665%

Gross Proceeds	US$498,325,000

Underwriting Discounts	0.300%

Net Proceeds (after deducting underwriting discounts but not estimated expenses)	US$496,825,000

Denominations	US$200k/1k

CUSIP	302154 DS5

ISIN	US302154DS58

Format	The 2032 Notes will be registered with the U.S. Securities and Exchange Commission.

Listing	Applications will be made to the Singapore Exchange Securities Trading Limited for the listing and quotation of the 2032 Notes.

Governing Law	New York

Joint Bookrunners	BofA Securities, Inc., Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Nomura Singapore Limited, Shinhan Investment Corp., Société Générale, Standard Chartered Bank.

Co-manager	KEXIM Bank (UK) Limited

Fiscal Agent	The Bank of New York Mellon

This Final Term Sheet should be read in conjunction with the prospectus dated July 27, 2022, as supplemented by the preliminary prospectus supplement dated September 6, 2022 (the “Preliminary Prospectus”), relating to the 2032 Notes. Capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents free of charge by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov or from BofA Securities, Inc. by calling +1-800-294-1322.

The most recent prospectus can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/0000873463/000119312522238307/d362129d424b5.htm

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”)—the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2032 Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.